                                                                     EXHIBIT 3.4

                                    BYLAWS OF

                       3-GEN DIAGNOSTIC LABORATORIES, INC.

                                ARTICLE I OFFICES

     The principal office of the corporation shall be located at Holladay, UT.

                             ARTICLE II SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS
The annual meeting of the shareholders shall be held on the
                        1
___________________________________
Number of Week     Day of Week
of the month of July in each year, beginning with the year 1997 at the hour of _____ o'clock __m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of _______________, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2 SPECIAL MEETINGS
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders if not less than one-tenth of all the outstanding shares of the corporation entitled to vote are at the meeting.

SECTION 3 PLACE OF MEETING
The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

SECTION 4 NOTICE OF MEETING
Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such, meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the Shareholder's address as it appear on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5 QUORUM
A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6 PROXIES
At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the Shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 7 VOTING OF SHARES
Subject to the provisions of Section 9, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 8 PREEMPTIVE RIGHTS
Each holder of shares in this corporation shall have the first right to purchase shares (and securities convertible into shares) of this corporation that may be from time to time issued (whether or not presently authorized), including shares from the treasury of this corporation, in the ratio that the number of shares held by said holder at the time of issue bears to the total number of shares outstanding, exclusive of treasury shares. This right shall be deemed waived by any shareholder who does not exercise it and pays for the shares preempted within thirty (30) days of receipt of a notice in writing from the corporation stating the prices, terms and conditions of the issue of shares and inviting said holder to exercise his preemptive rights.

SECTION 9 CUMULATIVE VOTING
Every shareholder entitled to vote at each election of Directors shall have the right to accumulate their votes by giving one candidate as many votes as the number of the Directors to be elected multiplied by the number of their shares shall equal, or by distributing such votes on the same principal among any number of such candidates.

SECTION 10 INFORMAL ACTION BY SHAREHOLDER
Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting of a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III BOARD OF DIRECTORS

SECTION 1 GENERAL POWERS
The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2 NUMBER TENURE, AND QUALIFICATIONS
The number of Directors of the corporation shall be at least two but not more than seven. Each director shall hold office until the next annual meeting of shareholders and until the Director's successor shall have been elected and qualified.

SECTION 3 REGULAR MEETINGS
A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4 SPECIAL MEETINGS
Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5 NOTICE
Notice of any special meeting shall be given at least four days previously thereto by written notice delivered personally or mailed to each Director at their customary business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction, of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6 QUORUM
A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7 MANNER OF ACTING
The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8 VACANCIES
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director sleeted to fill a vacancy shall be elected for the unexpected term of the predecessor in office.

SECTION 9 COMPENSATION
By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation any other capacity and receiving compensation therefor.

SECTION 10 PRESUMPTION OF ASSENT
A Director of the corporation who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken shall be presumed to assent to the action taken unless Director's dissent shall be entered in the minutes, of the meeting or unless the Director shall file a 'written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 11 EXECUTIVE COMMITTEE
The Board of Directors, by resolution adopted by the majority of the Directors fixed by the by-laws, may designate a committee of not less than two Directors which committee, in absence of a resolution of the Board of Directors limiting or restricting its authority shall have and may exercise all of the authority of the Board of Directors in the management of all business and affairs of the corporation, except the Executive Committee may not fill vacancies in the Board of Directors or amend, these by-laws. The Board of Directors may at any time remove any member of the Executing Committee with or without cause and may terminate or in any way in its sole discretion limit or restrict the authority of the Executive Committee. The Committee shall keep a record of its proceedings and report such proceedings to the Board of Directors.

                               ARTICLE IV OFFICERS

SECTION 1 NUMBER
The officers of the corporation shall be a President, one of the Vice Presidents (the number thereof, if any, to be determined by the Board of Directors), a Secretary, and a Treasurer, each of who shall be elected by the Board of Directors. Any, two or more officers may be held by the same person, except the offices of President and Secretary.

SECTION 2 ELECTION AND TERM OF OFFICE
The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the Officer's death or until the Officer shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3 REMOVAL
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4 VACANCIES
A vacancy in any office because of death, resignation removal, disqualification or otherwise, may be fil1ed by the Board of Directors for the unexpired portion of the term.

SECTION 5 PRESIDENT
The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6 THE VICE PRESIDENT
In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.

SECTION 7 THE SECRETARY
The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

SECTION 8 THE TREASURER
The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws and (c) in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to Treasurer by the President or by the Board of Directors.

SECTION 9 SALARIES
The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director of the corporation.

                ARTICLE V CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1 CONTRACTS
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2 LOANS
No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTIONS 3 CHECKS, DRAFTS, ETC.
All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4 DEPOSITS
All funds of the corporation otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

              ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1 CERTIFICATES FOR SHARES
Certificates representing shares of the corporation shall be in such form, as shall be determined by the

Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary, or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2 TRANSFER OF SHARES
Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by a legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                             ARTICLE VII FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the 31 day of December in the year _____.

                              ARTICLE VIII DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                 ARTICLE IX SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and conditions provided by law.

                           ARTICLE X WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation ender the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the ________________________,
Business Corporation Act

a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                              ARTICLE XI AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by unanimous vote of the Board of Directors at any regular of special meeting of the Board of Directors, or by affirmative vote of two-thirds of the outstanding shares.